UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On July 18, 2002 the Registrant issued the following press release:

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contacts:
Nancy Udell, V.P. Publicity (561) 682-4419, Fax: (561) 682-4447	Tom Severson, SVP & CFO (561) 659-4122 Cheryl Scully, Director, Treasury and Investor Relations (561) 682-4211, Fax (561) 659-4252

PAXSON COMMUNICATIONS TO RAISE $35 MILLION
THROUGH DIVESTITURE OF NON-STRATEGIC TELEVISION
STATION

West Palm Beach, Florida, — Paxson Communications Corporation (AMEX-PAX) (the “Company” or “Paxson”) today announced that Univision Communications, Inc. has agreed to acquire Paxson’s television station KPXF, serving Fresno, California, the nation’s 55th largest market, for a cash purchase price of $35 million. The station sale, subject to regulatory approvals is expected to close by year-end. The sale price for the Fresno station represents a 340% premium over the $8.0 million Paxson paid for the station in January 1998 and reflects a 285% premium over a recent appraisal of $9.1 million for the station as of December 2001.

Commenting on the transaction, President and Chief Executive Officer Jeff Sagansky said, “This transaction is the first step in our plans to raise approximately $100 million through the sale of non core assets and represents a significant step toward maintaining the strength of our liquidity. We are currently in active discussions with respect to the sale of certain other non-core television stations and, if completed, these station sales will raise an additional $65 million. The other non-core assets we plan to sell are either not broadcasting PAX TV or would not materially diminish the nationwide distribution of PAX. The Fresno station only represents approximately one half of one percent of the total distribution of the PAX TV Network and we plan to replace virtually all of the cable distribution in the market by entering into cable carriage agreements.”

Also commenting on the transaction, Paxson Chief Financial Officer Tom Severson said, “This transaction along with other recent television station sales completed by other broadcasters clearly demonstrates the significant value of the underlying assets of our broadcast platform. The completion of the Fresno station sale and other planned station sales will provide us the liquidity to see us well into 2004 when we expect the Company to be generating free cash flow.”

Forward-Looking Statements:

This press release contains “forward-looking statements,” within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television station group and PAX TV, the newest broadcast television network that launched in August of 1998. PAX TV reaches 87% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. Paxson owns and operates 65 stations (including three stations operated under time brokerage agreements). PAX TV’s new fall 2002 primetime lineup includes “It’s A Miracle,” “Candid Camera” and “Doc,” starring recording artist Billy Ray Cyrus and will premiere additional original series including, “Body & Soul,” starring Peter Strauss, “Just Cause” starring Richard Thomas and Elizabeth Lackey, and “Sue Thomas: F.B.Eye,” a new series by the producers of “Doc.” For more information, visit PAX TV’s website at www.pax.tv.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer

Date: July 18, 2002

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